As filed with the Securities Exchange             Registration No.
Commission on December 28, 1995

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		    SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549

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				 FORM S-8

	  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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		       PLYMOUTH RUBBER COMPANY, INC.
	  (Exact Name of Registrant as Specified in Its Charter)

			 ------------------------

	Massachusetts                             04-1733970
(State or other jurisdiction of         (IRS Employer Identification No.)
 incorporation or organization)

		    104 Revere Street, Canton, MA 02021
			      (617) 828-0220
	   (Address of registrant's Principal Executive Offices)

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     Plymouth Rubber Company Retirement Savings & Profit Sharing Plan
			 (Full Title of the Plans)

			  -----------------------

		 DUANE E. WHEELER, VICE PRESIDENT, FINANCE
			 Plymouth Rubber Co., Inc.
		    104 Revere Street, Canton, MA 02021
			      (617) 828-0220

	 (Name, Address and Telephone number of Agent For Service)

			  ----------------------
				Copies to:

			 DEBORAH A. KREAM, ESQUIRE
		       PLYMOUTH RUBBER COMPANY, INC.
		    104 Revere Street, Canton, MA 02021
			      (617) 828-0220

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This Registration Statement on Form S-8 consists of 73 pages (including exhibits).  The index to exhibits is set forth on sequentially numbered Page
8.

  C A L C U L A T I O N    O F    R E G I S T R A T I O N    F E E


				   Proposed      Proposed
		      Amount       Maximum       Maximum
Title of Each Class   to be        Offering      Aggregate     Amount
of Securities to be   Registered   Price Per     Offering   Registration
   Registered         (Shares)(1)  Share (2)     Price (2)      fee


Class A Common Stock   100,000     $10.125      $1,012,500    $349.14
$1.00 par value


(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plans.

(2) Determined on the basis of the average of the high and low sales prices of the Class A Common Stock reported in the American Stock Exchange, Inc. quotations for the last known sale on December 20, 1995, solely for the purposes of calculating the registration fee, in accordance with Rule 457 (c) under the Securities Act of 1933.



     This Registration Statement will become effective automatically upon the date of filing, pursuant to the provisions of Section 8 of the Securities Act of 1933 and Rule 462 enacted thereunder, or such other day as the Commission acting pursuant to said Section 8 may determine.



     The approximate date of proposed sale to the public and cross reference sheet called for by Items 501(a) and (b) of Regulation S-K are not applicable and have been omitted.


		      E X P L A N A T O R Y   N O T E

     This Registration Statement on Form S-8 covers the registration of 100,000 shares of Class A Common Stock being made available for purchase on the open market through the Plymouth Rubber Company Class A Common Stock Fund (the "Company Stock Fund") as one of the Investment Funds in which a participant may direct the Plan Trustee to invest his/her Employer Elective Contribution, Salary Reduction Contribution and Matching Contribution pursuant to the Company's Retirement Savings & Profit Sharing Plan (the "Plan").











	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


			      PART I


     Pursuant to the instructions in Part I of Form S-8, the information required by Item 1, Plan Information, and Item 2,
Registrant Information and Employee Plan Annual Information, of
Form S-8 has not been filed as part of this Registration
Statement.

			     PART II

Form 3.  Incorporation of Documents by Reference.

	  The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities
Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 2, 1994;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 3, 1995, June 2, 1995, and September 1, 1995.

     (c)  The Company's Form 11-K for Annual Reports of Employee
Stock Purchase Savings and similar plans pursuant to Section 15(d) of the Securities Exchange Act of 1934 for the period ended
December 31, 1994.

     (d) The description of the Company's Common Stock included in the Company's registration thereof under Section 12 of the Exchange Act, including all amendments and reports amending such description.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

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     The financial statements of the Company included in the
Company's Annual Report on Form 10-K for the fiscal year ended December 2, 1994, have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Price Waterhouse LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission).


Item 4.   Description of Securities.

	  See Item 3(c) herein.


Item 5.   Interests of Named Experts and Counsel.

	  To the best knowledge of the Registrant, no expert or counsel named herein or in the Information Statement delivered pursuant to the requirements of Part I of the Registration
Statement has any substantial interest, direct or indirect, in any matter connected with this registration Statement and the preparation an filing thereof.


Item 6.   Indemnification of Officers and Directors.

	  Consistent with applicable provisions of the Massachusetts Business Corporation Law, the Company's By-Laws provide that the Company's directors and officers may be indemnified by the Company from and against any claims, liabilities and expenses to which they may become subject by reason of being an officer or director, except with respect to any matter as to which such officer shall have been adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The Company has purchased and maintains insurance coverage under a policy insuring directors and officers of the Company, which may include coverage for liabilities arising under the Securities Act of 1933.


Item 7.   Exemption From Registration Claimed.

	  Not applicable.








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Item 8.   Exhibits.


	  Following is a list of all applicable exhibits filed with this Registration Statement pursuant to the requirements of
Item 601 of Regulation S-K:

     4.1 Restated Articles of Organization - incorporated by reference to Exhibit 3(I) to the Company's Annual Report on Form 10-K for the year ended December 2, 1994.

     4.2 Copy of the Company's By-Laws - incorporated by reference to Exhibit 3(ii) to the Company's Annual report on Form 10-K for the year ended November 26, 1993.

     4.3  Copy of the Registrant's Retirement Savings & Profit
	  Sharing Plan, including Amendments One through Five.

     5.   Opinion of Counsel, Deborah A. Kream.

    23.1  Consent of Price Waterhouse LLP.

    23.2  Consent of Morris & Morris P.C.

    24.1  Power of Attorney (included in signature page hereto).

    24.2 Certificate of Vote authorizing signing by Power of Attorney.

Item 9.   Undertakings.

	  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	  (I)  To include any prospectus required by section
	  10(a)(3) of the Securities Act of 1933;

	  (ii) To reflect in the prospectus (as defined in Part I of Form S-8) any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

	  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;







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	  Provided, however, that clauses (1)(I) and (1)(ii)
paragraph (1) do not apply to this registration statement on Form
S-8 because the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant or expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









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			    SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, the registration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 22nd Day of December, 1995.


				   PLYMOUTH RUBBER COMPANY, INC.



			      By: Maurice J. Hamilburg
				   Maurice J. Hamilburg, President






     Each of the undersigned officers and directors of Plymouth Rubber Company, Inc. hereby constitutes and appoints Maurice J. Hamilburg, Deborah A. Kream, Esq., and each of them singly, his or her true and lawful attorneys or attorney-in-fact and agent, with full power of substitution and resubstitution, for each of the undersigned and in each of their name, place and stead, in any and all capacities, to sign any and all amendment thereto (including post-effective amendments) to this Registration Statement and all documents relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. Each of said attorney-in-fact shall have full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof, and ratifying and confirming our signatures as they may be signed by each attorney-in-fact and agent, or his substitutes, to this Registration Statement and any and all amendments thereto.










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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.


     Signature                Title                    Date



Maurice J. Hamilburg     President, Director and       12/16/95
Maurice J. Hamilburg     Chief Executive Officer




 Duane E. Wheeler        Vice President - Finance &    12/16/95
 Duane E. Wheeler        Treasurer, Chief  Financial
			 Officer and Chief Accounting
			 Officer


 Joseph D. Hamilburg         Director                  12/16/95
 Joseph D. Hamilburg




    Jane H. Guy               Director                 12/16/95
    Jane H. Guy




 Melvin L. Keating            Director                 12/16/95
 Melvin L. Keating




 Susan Y. Friedman            Director                 12/16/95
 Susan Y. Friedman














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Pursuant to the requirements of the Securities Act of 1933, the
401(k) Plan Committee of Plymouth Rubber Company, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 16, 1995.






				   By:  Maurice J. Hamilburg
					Maurice  J.  Hamilburg,
					a member  of the  401(k)
					Plan Committee of Plymouth
					Rubber Company, Inc.







































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		    INDEX TO EXHIBITS


Exhibit                                  If not filed herein,
  No.       Description of Document   incorporated by reference to

 4.1        Restated Articles of        Exhibit 3(i) to the
	     Organization               Company's Annual Report
					on Form 10-K for the
					fiscal year ended
					December 2, 1994.

 4.2        Company's By-Laws           Exhibit 3(ii) to the
					Company's Annual Report
					on Form 10-K for the
					fiscal year ended
					November 26, 1993.

 4.3        Registrant's Retirement     Filed herewith
	    Savings & Profit Sharing
	    Plan, including Amendments
	    One through Five.

 5          Opinion of Counsel,         Filed herewith
	    Deborah A. Kream

 23.1       Consent of Price            Filed herewith
	    Waterhouse LLP

 23.2       Consent of Morris &         Filed herewith
	    Morris P.C.

 24.1       Power of Attorney           Filed herewith
	    (Included in signature page
	     hereto).

 24.2       Certificate of Vote         Filed herewith
	    Authorizing Signing by
	    Power of Attorney.


















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